                                                     Registration No. 333-
                                                                          ------
   As filed with the Securities and Exchange Commission on September 28, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               OUTLOOK GROUP CORP.
             (Exact name of registrant as specified in its charter)

                  WISCONSIN                                  39-1278569
       (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                    Identification No.)

             1180 American Drive
              Neenah, Wisconsin                                 54956
  (Address of Principal Executive Offices)                   (Zip Code)

                   OUTLOOK GROUP CORP. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                               -------------------

                                                              Copy to:

             Paul M. Drewek                              Kenneth V. Hallett
           Outlook Group Corp.                           Quarles & Brady LLP
           1180 American Drive                        411 East Wisconsin Avenue
         Neenah, Wisconsin 54956                     Milwaukee, Wisconsin  53202

                     (Name and address of agent for service)

                                 (920) 722-2333
          (Telephone number, including area code, of agent for service)


                                               CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED           PROPOSED
                                                                    MAXIMUM            MAXIMUM           AMOUNT OF
     TITLE OF SECURITIES                   AMOUNT TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
      TO BE REGISTERED                    REGISTERED (1)         PER SHARE (2)     OFFERING PRICE           FEE
      ----------------                    ----------             ---------         --------------           ---
        Common Stock,
  par value $.01 per share                    200,000                 (2)            $1,127,500            $298
-------------------------------------------------------------------------------------------------------------------


(1) The Plan provides for possible adjustment of the number, price and kind of shares covered by options and other stock incentive awards granted or to be granted in the event of certain capital or other changes affecting the registrant's common stock. This registration statement therefore covers, in addition to the above stated 200,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) The actual offering price per share will be determined in accordance with the terms of the Plan; the Plan provides that the option price per share under a stock option granted pursuant to the Plan shall be equal to the fair market value of the common stock at the time of grant or such higher price as shall be determined by the committee administering the Plan. To date, options for 35,000 shares have been granted with respect to the shares covered by this registration statement at an exercise price of $4.625 per share, and options for 60,000 shares have been granted at an exercise price of $5.8125 per share. Pursuant to Rule 457(h), the maximum aggregate offering price of the remaining 105,000 shares is estimated, solely for computing the registration fee, based upon $5.875 per share, which is the average of the high and low sales prices of the registrant's common stock on the Nasdaq National Market on September 26, 2000.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following document filed by Outlook Group Corp. (the "Registrant") (Commission File No. 0-18815) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), is incorporated herein by reference:

         (a) The Registrant's Annual Report filed on Form 10-K for its fiscal year ended May 31, 2000.

         (b) The description of the Registrate's Common Stock in its Registration Statement on Form 8-A, as amended September 9, 1991.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's Articles of Incorporation, Bylaws, any written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

         Article IX of the Registrant's Restated Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Furthermore, certain officers of the Registrant are also officers of subsidiaries of the Registrant and, as a result, such officers may be entitled to indemnification pursuant to provisions of such subsidiaries' governing corporate laws, articles of incorporation and bylaws. The Registrant has also executed an indemnity agreement with each of its directors and certain of its officers which provides certain indemnity rights to such individuals.

         Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Reference is made to the indemnification provisions described in
Item 6 of this Registration Statement.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on September 26, 2000.

                                   Outlook Group Corp.
                                   (Registrant)

                                   By:      /s/ RICHARD C. FISCHER
                                            ----------------------
                                            Richard C. Fischer
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Fischer, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

             SIGNATURE                                 TITLE

/s/ RICHARD C. FISCHER             Chairman of the Board and
--------------------------------   Chief Executive Officer; Director
Richard C. Fischer

/s/ PAUL M. DREWEK                 Chief Financial Officer
--------------------------------   (Principal financial and accounting officer)
Paul M. Drewek

/s/ JOSEPH J. BAKSHA               President and Chief Operating Officer;
--------------------------------   Director
Joseph J. Baksha

/s/ HAROLD J. BERGMAN              Director
--------------------------------
Harold J. Bergman

/s/ JEFFRY H. COLLIER              Director
--------------------------------
Jeffry H. Collier

/s/ JAMES L. DILLON                Director
--------------------------------
James L. Dillon

/s/ PAT RICHTER                    Director
--------------------------------
Pat Richter

/s/ A. JOHN WILEY, JR.             Director
--------------------------------
A. John Wiley, Jr.

----------------------
*Each of the above signatures is affixed as of September     , 2000.

                               Outlook Group Corp.
                               (the "Registrant")
                          (Commission File No. 0-18815)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT



   EXHIBIT                                                          INCORPORATED HEREIN                FILED
   NUMBER                 DESCRIPTION                                 BY REFERENCE TO                HEREWITH
   ------                 -----------                               -----------------                --------
4.1             Articles III, IV and VI of the Restated      Exhibit 3.1 to the Company's
                Articles of Incorporation of the             Annual Report on Form 10-K
                Company                                      for the ended May 31, 2000

4.2(a)          Amended and Restated Note Purchase           Exhibit 4.1 to the Company's
                Agreement dated November 5, 1996             Quarterly Report on Form
                between the Company and State of             10-Q for the quarter ended
                Wisconsin Investment Board*                  November 29, 1996

4.2(b)          Waiver and Amendment thereto dated           Exhibit 4.2(b) to the
                August 21, 1997                              Company's Annual Report on
                                                             Form 10-K for the fiscal year
                                                             ended May 31, 1997

4.3             Amended and Restated Loan and                Exhibit 4.3(b) to the
                Security Agreement dated May 12, 1999        Company's Annual Report on
                among the Company and its subsidiaries       Form 10-K for the fiscal year
                and Bank of America National Trust and       ended May 31, 1999
                Savings Association*

4.4(a)          Reimbursement Agreement dated August         Exhibit 4.4(a) to the
                1, 1994 between Outlook Packaging,           Company's Annual Report on
                Inc. ("Packaging") and Firstar Bank,         Form 10-K for the fiscal year
                relating to $4,000,000 City of Oak Creek     ended May 31, 1994
                Industrial Revenue Bonds*

4.4(b)          Related Corporate Guarantee Agreement        Exhibit 4.4(b) to the 1994
                dated August 1, 1994 by the Company*         10-K

4.5             Loan Agreement dated as of September         Exhibit 4.6 to the Company's
                1, 1990 by and between City of Neenah,       Registration Statement on
                Wisconsin and Olympic Label Systems,         Form S-1 (No. 33-36641), as
                Inc. (n/k/a Outlook Label Systems, Inc.)     amended by Amendment No.
                ("Outlook Label"), relating to               1 thereto ("S-1")
                $4,000,000 Industrial Development
                Revenue Bonds

5               Opinion of Quarles & Brady LLP                                                                    X

23.1            Consent of PricewaterhouseCoopers,                                                                X
                LLP

23.2            Consent of Quarles & Brady LLP                                                         Contained in
                                                                                                       Exhibit 5




 EXHIBIT                                                        INCORPORATED HEREIN               FILED
 NUMBER               DESCRIPTION                               BY REFERENCE TO                   HEREWITH
 -------              -----------                               --------------------              --------
24              Power of Attorney                                                              Contained in
                                                                                               Signatures page to
                                                                                               this Registration
                                                                                               Statement

99.1            Outlook Group Corp. 1999 Stock Option        Exhibit A to the Registrant's
                Plan                                         definitive Proxy Statement
                                                             dated September 15, 1999 for
                                                             its 1999 annual meeting of
                                                             shareholders












                                      EI-2